SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

Storage USA, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Filed by Storage USA, Inc.

Pursuant to Rule 14a-12
of the Securities Exchange Act of 1934
Subject Company: Storage USA, Inc.
Commission File No.: 001-12910

On January 22, 2002, Storage USA sent the following communication to its employees:

From:	Human Resources Department

Sent:	Tuesday, January 22, 2002 8:16 AM

To:	EVERYONE W/FACILITIES

Subject:	Press Release of January 21, 2002

Per our commitment to share information with you as it becomes available, attached is a copy of the most recent press release regarding the transaction between Storage USA and Security Capital Group Incorporated. We will continue to keep you updated as information becomes available.

<<Jan21pdf.pdf>>

You will need Adobe Acrobat Reader in order to open this file. Attached is a link to a downloadable version of Adobe Acrobat Reader, in case you need it:
<<http://www.adobe.com/products/acrobat/readstep2.html
<http://www.adobe.com/products/acrobat/readstep2.html> >>

*******

Storage USA plans to file with the Securities and Exchange Commission and mail a proxy statement to our stockholders containing information about the proposed transaction. We also plan to file with the SEC a statement on Schedule 13E-3 in connection with the proposed transaction. Investors and securityholders of Storage USA should read the proxy statement and the Schedule 13E-3 carefully when they become available because they will contain important information about the proposed transaction, the persons soliciting proxies related to the proposed transaction, their interests in the proposed transaction, and related matters. Investors and securityholders may obtain free copies of the proxy statement, the Schedule 13E-3 and other documents filed by Storage USA (when available) at the Securities and Exchange Commission’s Website at www.sec.gov <http://www.sec.gov>.

Free copies of the proxy statement and the Schedule 13E-3 will also be available to investors and securityholders from Storage USA by directing such requests to the attention of Christopher P. Marr, Chief Financial Officer, Storage USA, Inc., 175 Toyota Plaza, Suite 700, Memphis, TN 38103.

Storage USA, its directors, executive officers and certain other members of management and employees may solicit proxies from Storage USA’s stockholders in favor of the proposed transaction. As of the date of this communication, the officers and directors of Storage USA each beneficially owns less than 1% of the outstanding common stock of Storage USA, with the exception that Mr. Jernigan beneficially owns approximately 2.6%.

The following press release was attached to the employee communication:

FOR IMMEDIATE RELEASE

Storage USA Announces It Will Proceed with Security Capital

Storage USA, Inc. (NYSE:SUS) announced today that the 45-day period during which it was permitted to solicit other potential bidders for Storage USA expired on January 19, 2002 without a higher bid being submitted. As a result, Storage USA will proceed with the previously announced acquisition by Security Capital Group Incorporated (NYSE: SCZ). Storage USA intends to file preliminary proxy materials relating to the proposed acquisition with the Securities and Exchange Commission as soon as possible and, subject to the SEC’s review process, intends to establish the record date and the date for the shareholders’ meeting as soon as practicable thereafter. If completed, it is anticipated that the transaction will close in the Spring.

Storage USA also announced that on January 17, 2002 the members of its board of directors unaffiliated with Security Capital unanimously approved the increase from $42.00 to $42.50 in the per share and per unit consideration payable to Storage USA shareholders and limited partners of Storage USA’s operating partnership, respectively, agreed to by Security Capital in connection with the settlement of the class action litigation commenced in connection with the proposed acquisition by Security Capital. The settlement is subject to court approval, consummation of the acquisition and certain other conditions. However, regardless of whether court approval of the settlement is obtained prior to the consummation of the acquisition, the increased consideration to be paid by Security Capital will apply.

Storage USA is a fully integrated, self-administered and self-managed real estate investment trust, which is engaged in the management, acquisition, development, construction and franchising of self-storage facilities. As of December 31, 2001, the Company owned, managed and franchised 558 facilities containing 37.9 million square feet in 33 states and the District of Columbia.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Storage USA intends to file a preliminary proxy statement with the SEC and to mail a definitive proxy statement containing information about the proposed transaction to its shareholders as soon as possible. Storage USA and Security Capital also plan to file with the SEC a statement on Schedule 13E-3 (the “Schedule 13E-3”) in connection with the proposed transaction. Investors and securityholders of Storage USA are advised to read the proxy statement and the Schedule 13E-3 carefully when they become available because they will contain important information about the proposed transaction, the persons soliciting proxies related thereto, their interests in the proposed transaction, and related matters. Investors and securityholders of Storage USA may obtain free copies of the proxy statement, the Schedule 13E-3 and other documents filed by Storage USA (when available) at the Securities and Exchange Commission’s website at www.sec.gov.

Free copies of the proxy statement and the Schedule 13E-3 will also be available to investors and securityholders of Storage USA by directing such requests to the attention of Christopher P. Marr, Chief Financial Officer, Storage USA, Inc., 175 Toyota Plaza, Suite 700, Memphis, TN 38103.

INFORMATION CONCERNING PARTICIPANTS

Storage USA, its directors, executive officers and certain other members of management and employees may solicit proxies from Storage USA’s shareholders in favor of the proposed transaction. As of the date of this press release, the officers and directors of Storage USA each beneficially own less than 1% of the outstanding common stock of Storage USA, other than Dean Jernigan who beneficially owns approximately 2.6%. A more complete description will be available in the proxy statement (when available).

***

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities in connection with the opportunity for limited partners of SUSA Partnership, L.P. to remain limited partners under an amended and restated partnership agreement following the consummation of the transactions contemplated by the purchase agreement between Storage USA and Security Capital. Any securities offered to such limited partners will not be registered under the Securities Act of 1933, as amended, and may not be sold or offered, nor may any solicitation of an offer to buy such securities be made, in the United States absent registration or an applicable exemption from any applicable registration requirements, and any such offer, solicitation or sale may not be made in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State or pursuant to an exemption from such registration or qualification.

***

This press release contains statements concerning Storage USA’s beliefs, expectations and intentions with respect to the proposed acquisition, which are forward-looking and are subject to certain risk and uncertainties, some of which are beyond our control. We caution you not to place undue reliance on these forward-looking statements. We assume no obligation to update these forward-looking statements as a result of new information, subsequent events or any other circumstances. These forward-looking statements speak only as of the date of this press release.

—————————

     Contact:

Storage USA, Inc. Christopher P. Marr, 901/252-2000 http://www.sus.com